                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             EAGLE BANCGROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              EAGLE BANCGROUP, INC.
                                301 FAIRWAY DRIVE
                           BLOOMINGTON, ILLINOIS 61701
                                 (309) 663-6345



March 22, 1999


Dear Stockholder:

On behalf of the Board of Directors and the management of Eagle BancGroup, Inc., you are cordially invited to attend the Annual Meeting of Stockholders of Eagle BancGroup, Inc. to be held at the Conference Center at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois, on Wednesday, April 21, 1999, at 10:00 a.m., Central Time.

The attached Notice of the Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of McGladrey & Pullen, LLP, the Corporation's independent auditors, will be present to respond to any appropriate questions stockholders may have.

YOUR VOTE IS VERY IMPORTANT. TO ENSURE PROPER REPRESENTATION OF YOUR SHARES AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

Thank you for your continued support.

Sincerely,

[GRAPHIC OMITTED]



Donald L. Fernandes
President and Chief Executive Officer

                              EAGLE BANCGROUP, INC.
                                301 FAIRWAY DRIVE
                           BLOOMINGTON, ILLINOIS 61701
                                 (309) 663-6345



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 21, 1999




NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the "Meeting") of Eagle BancGroup, Inc. (the "Corporation") will be held at the Conference Center at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois, on Wednesday, April 21, 1999, at 10:00 a.m., Central Time.

The Meeting is for the purpose of considering and acting upon:

1.       The election of two directors of the Corporation; and

2. Such other matters as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 11, 1999 as the record date for the determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to complete and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope.


BY ORDER OF THE BOARD OF DIRECTORS

[GRAPHIC OMITTED]


Donald L. Fernandes
President and Chief Executive Officer


Bloomington, Illinois
March 22, 1999

                                 PROXY STATEMENT

                                       OF

                              EAGLE BANCGROUP, INC.
                                301 FAIRWAY DRIVE
                           BLOOMINGTON, ILLINOIS 61701
                                 (309) 663-6345

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 1999


                               GENERAL INFORMATION



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eagle BancGroup, Inc. (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"). The Meeting will be held at the Conference Center at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois, on Wednesday, April 21, 1999, at 10:00 a.m., Central Time. The accompanying Notice of Meeting, this Proxy Statement and the Proxy Card are being first mailed to stockholders on or about March 22, 1999. The Corporation is the holding company for First Federal Savings and Loan Association of Bloomington (the "Association").

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. A stockholder who has executed a proxy has the power to revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Corporation at 301 Fairway Drive, Bloomington, Illinois 61701, by executing and delivering a subsequently dated proxy, or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

         A quorum of stockholders is necessary to take action at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of common stock of the Corporation (the "Common Stock") entitled to vote at the Meeting will constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting and will be counted as present for purposes of determining whether a quorum is present.

         The expenses of solicitation, including the cost of printing and mailing, will be paid by the Corporation. Proxies are being solicited principally by mail and by telephone. Kissel-Blake Inc. has been retained by the Corporation to act as a proxy solicitor for a fee estimated not to exceed $8,500 plus reimbursement of out of pocket expenses. In addition, directors, officers and regular employees of the Corporation may solicit proxies personally, by telephone, by fax or by special letter. The Corporation may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy solicitation material to beneficial owners.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF



         Stockholders of record as of the close of business on March 11, 1999 (the"Record Date") are entitled to one vote for each share of Common Stock then held. The Certificate of Incorporation of the Corporation provides that for a period of five years following the conversion of the Association from mutual to stock form, no person (including any individual, company or group acting in concert) shall acquire beneficial ownership of more than 10% of any class of equity security of the Corporation. The Certificate of Incorporation further provides that, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Corporation during such five-year period, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote and shall not be counted as shares outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote. Stockholders are not permitted to cumulate their votes for the election of directors. As of the Record Date, the Corporation had 1,070,108 shares of Common Stock issued and outstanding.

         The following table sets forth, as of the Record Date, the number of shares of Common Stock beneficially owned by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, each director of the Corporation, the executive officer (who is also a director) named in the Summary Compensation Table below, and all directors and executive officers of the Corporation as a group.


                                                        AMOUNT AND NATURE OF                 PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP(1)               STOCK OUTSTANDING
------------------------                               -----------------------               -----------------

PRINCIPAL STOCKHOLDERS:

  First Federal Savings and Loan                             103,472(2)                            9.67%
  Association of Bloomington ESOP
  301 Fairway Drive
  Bloomington, Illinois 61701

  Investors of America, L.P.                                 105,000(3)                            9.81%
  39 Glen Eagles Drive
  St. Louis, Missouri 63124

  Jeffrey L. Gendell                                          86,800(4)                            8.11%
  Tontine Management, L.L.C.
  Tontine Financial Partners, L.P.
  Tontine Overseas Associates, L.L.C.
  200 Park Avenue, Suite 3900
  New York, New York 10166

  Lawrence B. Seidman, et al.                                102,235(5)                            9.55%
  100 Misty Lane
  Parsippany, New Jersey 07054


DIRECTORS:

  Gerald A. Bradley                                 13,708(6)         1.28%(14)
  Robert P. Dole                                    23,648(7)         2.20%(14)
  Donald L. Fernandes                               32,169(8)         2.97%(14)
  William J. Hanfland                               13,648(9)         1.27%(14)
  Louis F. Ulbrich                                  23,648(10)        2.20%(14)
  David R. Wampler                                   7,689(11)         .72%(14)
  Steven J. Wannemacher                              8,648(12)         .81%(14)
All directors and executive officers as            143,259(13)       12.93%(15)
a group (10 persons)

----------------------------

(1) Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power.

(2) Robert P. Dole, William J. Hanfland and Steven J. Wannemacher, acting as a committee, hold 103,472 shares of Common Stock in their capacity as Trustee of the First Federal Savings and Loan Association of Bloomington Employee Stock Ownership Plan ("ESOP"). Messrs. Dole, Hanfland and Wannemacher have no voting and investment power with respect to ESOP shares allocated to participant accounts and have shared voting and investment power with respect to unallocated ESOP shares. Participants in the ESOP are entitled to direct the Trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares and allocated shares for which no direction is received will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility.

(3) Based on Amended Schedule 13D dated August 19, 1998 (as supplemented by information known by the Corporation as to subsequent dispositions of shares). The general partner of Investors of America, Limited Partnership is First Securities America, Inc., a Missouri corporation ("First Securities"). First Securities's principal address is Suite 404, 135 North Meramec, Clayton, Missouri 63105. James F. Dierberg is the controlling shareholder and President of First Securities. Mr. Dierberg's address is 39 Glen Eagles Drive, St. Louis, Missouri 63124.

(4) Based on Amended Schedule 13D dated October 13, 1998. Tontine Management, L.L.C. is the general partner of Tontine Financial Partners, L.P. Jeffrey L. Gendell is the managing member of Tontine Management, L.L.C. and of Tontine Overseas Associates, L.L.C. Of the 86,800 shares reported, Mr. Gendell reported shared ownership of 86,800 shares, Tontine Management, L.L.C. reported shared ownership of 71,100 shares, Tontine Financial Partners, L.P. reported shared ownership of 71,100 shares and Tontine Overseas Associates, L.L.C. reported shared ownership of 15,700 shares.

(5) Based on Amended Schedule 13D dated January 22, 1999. The 102,235 shares reported includes shares reported as beneficially owned by the following persons and entities: Lawrence B. Seidman; Seidman and Associates II, L.L.C.; Seidman Investment Partnership, L.P.; Kerrimatt, L.P.; Benchmark Partners, L.P.; Seidman and Associates, LLC; Federal Holdings, L.L.C.; Richard Whitman; Lorraine DiPaolo; The Benchmark Company, Inc.; Dennis Pollack.

(6) Of the 13,708 shares reported as beneficially owned by Mr. Bradley, 2,590 are held by PrimeVest Financial Services, Inc. as custodian for Mary C. Bradley, Mr. Bradley's wife. Also includes options to purchase 2,606 shares of Common Stock under the Corporation's 1996 Stock Option and Incentive Plan.

(7) Of the 23,648 shares reported as beneficially owned by Mr. Dole, 10,000 are held jointly with Joyce L. Dole, Mr. Dole's wife, 5,000 are held by the Robert P. Dole Trust for which Mr. Dole and Ms. Dole act as co-trustees with shared voting and investment power and 5,000 are held by the Joyce L. Dole Trust for which Mr. Dole and Ms. Dole act as co-trustees with shared voting and investment power. Also includes options to purchase 2,606 shares of Common Stock under the Corporation's 1996 Stock Option and Incentive Plan.

(8) Includes options to purchase 13,028 shares of Common Stock under the Corporation's 1996 Stock Option and Incentive Plan and 3,049 shares allocated to Mr. Fernandes under the ESOP (which shares are also included above under the ESOP's beneficial ownership total).

(9) Includes options to purchase 2,606 shares of Common Stock under the Corporation's 1996 Stock Option and Incentive Plan.

(10) Includes options to purchase 2,606 shares of Common Stock under the Corporation's 1996 Stock Option and Incentive Plan.

(11) Includes options to purchase 5,210 shares of Common Stock under the Corporation's 1996 Stock Option and Incentive Plan and 395 shares allocated to Mr. Wampler under the ESOP (which shares are also included above under the ESOP's beneficial ownership total).

(12) Includes options to purchase 2,606 shares of Common Stock under the Corporation's 1996 Stock Option and Incentive Plan.

(13) Includes options to purchase 37,783 shares of Common Stock under the Corporation's 1996 Stock Option and Incentive Plan and 8,675 shares allocated to the executive officers under the ESOP (which shares are also included above under the ESOP's beneficial ownership total).

(14) Percentage is calculated on a partially diluted basis, assuming only the exercise of stock options by such individual which are exercisable within 60 days.

(15) Percentage is calculated on a fully diluted basis, assuming the exercise of all stock options which are exercisable within 60 days.

                       PROPOSAL I - ELECTION OF DIRECTORS



         The Corporation's Board of Directors consists of seven members. The Corporation's Certificate of Incorporation provides that directors are elected for terms of three years, approximately one-third of whom are elected annually. Two directors will be elected at the Meeting to serve for a three-year period, or until their respective successors have been elected and qualified. The Board of Directors has nominated for election as directors Robert P. Dole and Louis F. Ulbrich. Each director of the Corporation, including each director nominee, is also a director of the Association.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominees as the Board of Directors may recommend, or the Board of Directors may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve. The two individuals receiving the highest number of votes cast will be elected as directors of the Corporation.

         The following table sets forth as to each nominee and director continuing in office, his name, age, principal occupation and the year he first became a director of the Corporation. Unless otherwise indicated, the principal occupation listed for each person below has been his occupation for the past five years.



                                                                                                YEAR FIRST       YEAR
                                                                                                  BECAME         TERM
NAME                        AGE(1)   PRINCIPAL OCCUPATION                                      DIRECTOR(2)     EXPIRES
----                        ------   --------------------                                      -----------     -------

DIRECTOR NOMINEES

Robert P. Dole                75     Mr. Dole is the retired President and Chairman of National    1982          1999
                                     Union Electric Corporation, a manufacturer of household
                                     appliances, including "Eureka" brand vacuum cleaners.
Louis F. Ulbrich              70     Mr. Ulbrich is the Secretary of the Corporation and the       1990          1999
                                     Association.  He has served as Secretary of the
                                     Association since July, 1995.  Mr. Ulbrich has also been
                                     an attorney with the law firm of Dunn, Ulbrich, Hundman,
                                     Stanczak and Ogar (now Dunn, Stanczak & Willard) in
                                     Bloomington, Illinois.  Mr. Ulbrich is currently of counsel to the firm and served as a partner of the firm until January
                                     1, 1994.

DIRECTORS CONTINUING IN OFFICE

Gerald A. Bradley             71     Mr. Bradley has been the Chairman of the Board of the         1975          2000
                                     Association since November 16, 1993.  He is the owner
                                     and operator of Bloomington Tent and Awning Company.
                                     Bloomington Tent and Awning Company manufactures
                                     and installs awnings and other canvas products and
                                     provides rentals of large tents.

William J. Hanfland           57     Mr. Hanfland is the Assistant Treasurer and Director of       1991          2000
                                     Financial Operations of the Illinois Agricultural
                                     Association, a membership organization for farmers.

Donald L. Fernandes           41     Mr. Fernandes has been the President and Chief Executive      1991          2001
                                     Officer of the Corporation since its formation and the
                                     Chairman of the Board and Chief Executive Officer of the
                                     Association since August 26, 1997.  From August 15,
                                     1995 to August 26, 1997, Mr. Fernandes served as
                                     President and Chief Executive Officer of the Association.
                                     Prior to such time, Mr. Fernandes served as the Senior
                                     Vice President and Chief Financial Officer of the
                                     Association.

David R. Wampler              38     Mr. Wampler has been the Vice President of the                1997          2001
                                     Corporation and the President of the Association since
                                     August 26, 1997.  Prior to assuming his current positions, he served as the President of Central Illinois Bank of
                                     McLean County, beginning in July, 1993.

Steven J. Wannemacher         47     Mr. Wannemacher has been the Executive Vice President-        1995          2001
                                     Corporate Services of Heritage Enterprises, Inc., a health care and commercial property management firm, since
                                     July, 1992.

--------------------

(1)      At December 31, 1998.

(2)      Includes prior service on the Board of Directors of the Association.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
              DIRECTORS DOLE AND ULBRICH FOR A TERM OF THREE YEARS.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS



         The Boards of Directors of the Corporation and the Association conduct their business through meetings of the full Boards and through meetings of committees of the Board. During the fiscal year ended December 31, 1998, the Board of Directors of the Corporation held 22 meetings, and the Board of Directors of the Association held 15 meetings. No director of the Corporation or the Association attended fewer than 75% of the total meetings of the Boards and committee meetings on which such Board member served during this period.

         The Corporation does not maintain any standing audit, nominating or compensation committee of its Board of Directors. The full Board acts on all matters relating to its audit function and the nomination of individuals for election as directors. Because all employees of the Corporation and the Association are compensated only at the Association level, all matters relating to compensation are addressed by the Compensation Committee of the Board of Directors of the Association, with the exception that matters relating to the Corporation's 1996 Stock Option and Incentive Plan and its Management Development and Recognition Plan are addressed by the Corporation's Option Plan Committee and Management Recognition Plan Committee, respectively.

         The Compensation Committee of the Association consists of Messrs. Bradley, Dole, Hanfland, Ulbrich and Wannemacher. The Compensation Committee of the Association met one time in fiscal 1998. The Compensation Committee is responsible for establishing the compensation for the executive officers of the Association and is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Association.


                             EXECUTIVE COMPENSATION



         SUMMARY COMPENSATION INFORMATION. The following table sets forth compensation information for the fiscal years ended December 31, 1998, 1997 and 1996, with respect to the Chief Executive Officer of the Corporation. No other executive officer's salary and bonus exceeded $100,000 for the year ended December 31, 1998. The amounts reflected in the table were paid by the Association for services rendered to the Association. Officers of the Corporation do not receive any additional compensation for serving in such capacities.


                                             ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                ---------------------------------------------  ----------------------------
                                                                   OTHER        RESTRICTED     SECURITIES
       NAME AN                                                    ANNUAL           STOCK       UNDERLYING        ALL OTHER
  PRINCIPAL POSITION    YEAR        SALARY          BONUS    COMPENSATION          AWARD       OPTIONS(#)      COMPENSATION
--------------------- --------- --------------  ------------ ----------------  ------------- --------------  --------------
Donald L. Fernandes,    1998    $   110,000     $     --     $   1,604(1)      $           -              -      $      18,577(3)
  President and Chief
  Executive Officer
                        1997    $   107,292     $     --     $   1,604(1)      $  197,099(2)         32,567      $      20,031(3)
                        1996    $   101,874     $     --     $   1,604(1)      $          --             --      $      19,750(3)

----------------------------

(1) Mr. Fernandes has a deferred compensation agreement with the Association whereby the Association has agreed to purchase a life insurance policy on his behalf. The amount listed is the annual premium paid by the Association for this policy.

(2) Consists of an award on February 11, 1997 of 13,027 shares of restricted stock at $15.13 per share (the market value per share at such date) under the Corporation's Management Development and Recognition Plan. Such shares vest over a five year period from the date of grant with 20% vesting on each anniversary date of the initial grant date. At December 31, 1998, the aggregate value of such award of restricted stock was $245,885.

(3) All other compensation for 1998 for Mr. Fernandes includes an ESOP allocation of 868 shares at $20.25 per share or approximately $17,577 at the date of allocation and a $1,000 employer matching contribution in the Association's 401(k) Profit Sharing Plan. In 1997, it included an ESOP allocation of 1,008 shares at $18.88 per share or approximately $19,031 at the date of allocation and a $1,000 employer matching contribution in the Association's 401(k) Profit Sharing Plan. In 1996, it included an ESOP allocation of 1,261 shares at $14.87 per share or approximately $18,750 at the date of allocation and a $1,000 employer matching contribution in the Association's 401(k) Profit Sharing Plan.

         The following table sets forth information with respect to the fiscal year end values of unexercised options under the Corporation's 1996 Stock Option and Incentive Plan.


                                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                        OPTIONS AT FISCAL YEAR END (#)          AT FISCAL YEAR END (1)
                                                        ------------------------------     ---------------------------
                        SHARES ACQUIRED        VALUE
        NAME            ON EXERCISE (#)      RECEIVED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                        ---------------      --------      -----------     -------------     -----------     -------------
Donald L. Fernandes,           --               --           6, 514           26,053          $33,384          $133,522
  President and Chief
  Executive Officer

-------------------------

(1) This amount represents the difference between the market value of one share of the Corporation's Common Stock on December 31, 1998 ($20.25) and the option exercise price times the total number of shares subject to exercisable or unexercisable options.

         PENSION PLAN. The Association currently maintains a defined benefit pension plan (the "Pension Plan") to provide retirement benefits for its employees. The Pension Plan is qualified under Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Association annually contributes an amount to the Pension Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended, ("ERISA").

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 in calendar year 1998, expressed in the form of a ten-year certain and life annuity, for the average salary and years of service classifications specified.


                                           YEARS OF SERVICE
                     ------------------------------------------------------------
AVERAGE SALARY          15          20           25           30           35
--------------       ------------ ----------- -----------  -----------  ---------
$ 25,000             $     5,625  $     7,500  $     9,375   $  11,250  $  13,125
$ 50,000             $    11,250  $    15,000  $    18,750   $  22,500  $  26,250
$ 75,000             $    16,875  $    22,500  $    28,125   $  33,750  $  39,375
$100,000             $    22,500  $    30,000  $    37,500   $  45,000  $  52,500
$125,000             $    28,125  $    37,500  $    46,875   $  56,250  $  65,625

         All employees over the age of 20-1/2 who have worked at least 500 hours in a 6-month period of employment with the Association are eligible to participate in the Pension Plan. Once eligible to participate in the Pension Plan an employee accrues benefits for each year of service during which the employee works at least 1,000 hours for the Association.

         The amount of an employee's Pension Plan benefit is based on that employee's years of service to the Association, up to a maximum of forty years, and his or her average salary during his or her most highly compensated five consecutive years of service. An employee's Pension Plan benefit vests according to the following schedule: 20% after two years of service, 40% after 3 years of service, 60% after 4 years of service, 80% after 5 years of service and 100% after 6 years of service. Normal retirement occurs at the later of age 65 or when an employee completes five years of service to the Association. An employee may elect early retirement any time after reaching age 55 and completing ten years of service to the Association. An employee may also elect to delay retirement beyond his or her normal retirement date. An employee's Pension Plan benefits are payable in full without deduction for Social Security or any other offset amounts.

         An employee retiring on his or her normal retirement date is entitled to a monthly pension equal to 1.5% of his or her average monthly salary during his or her five consecutive most highly-compensated years of service multiplied by the number of that employee's years of service, up to a maximum of 40 years of service. An employee electing early retirement or late retirement will have his or her monthly benefit actuarially adjusted to account for such early or late commencement of benefit payments. Under the Pension Plan, benefits are also payable upon termination, disability and death.

         The approximate years of service, as of December 31, 1998, for the named executive officers is as follows:

                           NAME                         YEARS OF SERVICE
                    Donald L. Fernandes                     14 Years

         Effective March 31, 1996, the Board of Directors of the Association froze the Pension Plan. No further benefits will accrue under the Pension Plan after that date. All participants became fully vested in their benefits accrued as of that date. The Association is currently in the process of terminating and liquidating the Pension Plan at which time all funds in the Pension Plan will be paid out to the respective beneficiaries of those funds.

         DEFERRED COMPENSATION AGREEMENT. The Association entered into a deferred compensation agreement with Donald L. Fernandes on September 22, 1992. Under the terms of this agreement, Mr. Fernandes or his beneficiary is entitled to receive annual payments from the Association after Mr. Fernandes' retirement at age 60 or beyond or in the event that he is disabled or dies prior to age 60. The deferred compensation agreement will be terminated if Mr. Fernandes ceases to be employed by the Association at any time prior to his attaining age 60 if no benefits have been paid under the agreement. To meet its obligations under the deferred compensation agreement, the Association has purchased a life insurance policy for the benefit of Mr. Fernandes, and the Association pays an annual premium on this policy. In the event that the deferred compensation agreement is terminated, the Association will no longer have any obligation to make premium payments on the insurance policy, and Mr. Fernandes may receive ownership of the policy.

         EMPLOYMENT AGREEMENT. The Association and the Corporation have entered into an employment agreement with Donald L. Fernandes, effective as of October 23, 1998. The employment agreement provides that Mr. Fernandes will be employed for a 36-month term. The term of the agreement may be extended annually for additional twelve-month periods by action of the Board of Directors of the Association and the Corporation. Mr. Fernandes may terminate the employment agreement at any time upon 60 days' prior written notice to the Board of Directors of the Association and the Corporation.

         Under the employment agreement, the annual base salary for Mr. Fernandes is $110,000. The Board of Directors of the Association and the Corporation will review Mr. Fernandes's base salary at least once a year and may increase that base salary. In addition to base salary, the agreement provides for participation in any incentive, retirement, medical and other employee benefit plans offered by the Association or the Corporation to its employees.

         The employment agreement provides for continuing benefits in the event Mr. Fernandes is terminated, or his employment agreement is not renewed, other than for "just cause." In such instances, Mr. Fernandes will continue to receive all benefits due to him under the employment agreement through the remaining term of the agreement. If Mr. Fernandes is terminated within one year after a "change of control" of the Association or the Corporation, then the Association will pay to Mr. Fernandes a lump sum equal to 2.99 times Mr. Fernandes's "Base Amount," as that term is defined in Section 280G(b)(3) of the Code, and will continue to provide coverage for Mr. Fernandes and his dependents, beneficiaries and estate under all employee benefit plans of the Association and the Corporation for twenty-four months. The employment agreement further provides that, within one year of a change of control, Mr. Fernandes may elect to terminate his employment with the Association or the Corporation and receive the severance benefits described above if there is (i) any substantial change in his duties and responsibilities, (ii) any material reduction in his aggregate compensation or (iii) a change in his main place of work to a location outside of a forty-mile radius of the Association's offices at which he is then based, provided that any such event occurs without his express written consent.

         In the event Mr. Fernandes's employment is terminated for "just cause," all Mr. Fernandes's rights and benefits under the employment agreement cease as of the date of such termination.

         The agreement with Mr. Fernandes includes a covenant which will limit his ability under certain circumstances to compete with the business of the Association for a period of one year following the termination of his employment with the Association.

         A copy of Mr. Fernandes's employment agreement is filed as an exhibit to the Corporation's Form 10-K for this fiscal year.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The members of the Compensation Committee of the Board of Directors of the Association for the fiscal year ended December 31, 1998 were Messrs. Bradley, Dole, Hanfland, Ulbrich and Wannemacher. No such member of the Compensation Committee is a former or current officer or employee of the Corporation or the Association.

         The Association makes loans to executive officers and directors of the Association and their affiliates in the ordinary course of its business. Such loans to executive officers, directors and their affiliates are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons and do not, in the opinion of the Association's management, involve more than the normal risk of collectibility or present any other unfavorable features. As of December 31, 1998, approximately $1,062,635 of loans were outstanding from the Association to executive officers and directors of the Association and their affiliates.

         Louis F. Ulbrich, the Secretary and a director of the Corporation and the Association, is of counsel to the law firm of Dunn, Stanczak & Willard in Bloomington, Illinois. The Association has retained the services of Mr. Ulbrich's firm.

         COMPENSATION COMMITTEE REPORT. At the direction of the Board of Directors of this Corporation, the Compensation Committee of the Association has prepared and is submitting the following report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Corporation's Chief Executive Officer and other executive officers of the Corporation and the Association for the fiscal year ending December 31, 1998.

         The Compensation Committee has conducted its annual review of the compensation structure for executive officers of the Association. The purpose of the review is to provide the Compensation Committee with the information needed to determine whether the compensation programs and benefits structure are adequate and competitive and whether they are achieving the goals of attracting and retaining competent executive officers.

         In its review, the Compensation Committee utilized several different compensation surveys to evaluate levels of compensation and benefits. Actual compensation was compared to survey data from at least two different sources with a focus on data for entities similar in size to the Corporation. The survey data also included separate breakdowns for companies within the same region of the state of Illinois, for the entire state of Illinois and for the entire country. Some adjustments were made to more closely fit actual positions within the Corporation and the Association to position descriptions used in the surveys. In addition, the Compensation Committee also reviewed the performance of the Corporation and the progress being made toward achieving the goals of the Corporation as a factor in the assessment of compensation levels and benefit programs.

         The Compensation Committee determined the compensation of the Corporation's Chief Executive Officer using the same criteria as for the other executive officers.

         The Compensation Committee is continually considering the implementation of compensation programs and policies that will tie executive officer compensation more closely to the financial performance of the Corporation.

                                  Submitted by the Compensation Committee
                                            of the Association:

                                             Gerald A. Bradley
                                             Robert P. Dole
                                             William J. Hanfland
                                             Louis F. Ulbrich
                                             Steven J. Wannemacher


                      COMMON STOCK PRICE PERFORMANCE GRAPH



         The following Common Stock price performance graph compares the change in the Corporation's cumulative total stockholder returns on its Common Stock commencing June 29, 1996, the effective date of the Corporation's initial public offering and the conversion of the Association from mutual to stock form, with the cumulative total return of all bank stocks traded on The Nasdaq Stock Market and all stocks traded on The Nasdaq Stock Market. The amounts shown assume the reinvestment of dividends.

[GRAPHIC OMITTED]


                                             1996                                        1997
                         -------------------------------------------- -------------------------------------------
                            FIRST     SECOND      THIRD     FOURTH      FIRST      SECOND     THIRD     FOURTH
                           QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER
                           -------    -------    -------    -------    -------    -------    -------    -------
Eagle BancGroup, Inc          -         100        128.75    148.75    157.50       155.00    176.25     188.75
Nasdaq Bank Stocks            -         100        110.65    124.95    134.32       156.31    184.34     209.21
The Nasdaq Stock Market       -         100        103.54    108.63    102.74       121.57    142.13     133.27


                                                 1998
                             -------------------------------------------
                                FIRST     SECOND      THIRD     FOURTH
                               QUARTER    QUARTER    QUARTER    QUARTER
                               -------    -------    -------    -------
Eagle BancGroup, Inc             206.25    191.25    145.00     202.50
Nasdaq Bank Stocks               221.17    216.94    182.97     207.22
The Nasdaq Stock Market          155.94    160.45    145.26     187.35

                             DIRECTORS' COMPENSATION



         Directors of the Corporation do not receive any fees in consideration of their service. Directors of the Association who are not also employees of the Association receive a fee of $1,000 per month for their services as Directors of the Association. The Chairman of the Board of Directors of the Corporation receives an additional fee of $200 per month. Directors who are employees of the Association receive no compensation for their services as Directors of the Association. No additional committee fees or meeting fees are paid. Mr. Bradley defers a portion of his fees which is then used by the Association to pay the premiums on two life insurance policies for his benefit. The Association pays an aggregate of $4,800 per year as premiums on these policies, and Mr. Bradley's annual compensation as a director is reduced accordingly. The policies provide life insurance coverage for Mr. Bradley and will pay benefits to his beneficiaries in the event of his death during the term of the policies.


                                    AUDITORS



         The Board of Directors has selected McGladrey & Pullen, LLP, independent public accountants, to be the Corporation's auditors for the 1999 fiscal year. A representative of McGladrey & Pullen, LLP is expected to be present at the Meeting to respond to appropriate questions of stockholders and to make a statement if he desires. McGladrey & Pullen, LLP was retained as the principal accountants of the Corporation on October 17, 1997 and has audited the Corporation's financial statements for the fiscal years ended December 31, 1997 and 1998.

         The Corporation dismissed its former principal accountants, Ernst & Young LLP, effective October 17, 1997. During the fiscal year ended December 31, 1996 and the subsequent interim period through October 17, 1997, there were no disagreements with the former accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused them to make reference in connection with their report to the subject matter of the disagreements. The report of the former principal accountants on the financial statements of the Corporation or the Association for the fiscal year ended December 31, 1996 contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Board of Directors of the Corporation.


                                  OTHER MATTERS



         The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

         The Corporation's Annual Report to Stockholders, including financial statements, has been mailed with this Proxy Statement to all stockholders of record as of the close of business on March 11, 1999. The Annual Report to Stockholders is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

           NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS



         Any stockholder wishing to nominate an individual for election as a director must comply with certain provisions in the Corporation's Certificate of Incorporation. The Corporation's Certificate of Incorporation establishes an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Corporation, of candidates for election as directors. Generally, such notice must be delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 40th day or earlier than the close of business on the 70th day before the first anniversary of the preceding year's annual meeting. The stockholder must also comply with certain other provisions set forth in the Corporation's Certificate of Incorporation relating to the nomination of an individual for election as a director. For a copy of the Corporation's Certificate of Incorporation, which includes the provisions relating to the nomination of an individual for election as a director, an interested stockholder should contact the Secretary of the Corporation at 301 Fairway Drive, Bloomington, Illinois 61701.


                   NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS



         Any stockholder wishing to bring business before an annual meeting must comply with certain provisions in the Corporation's Bylaws. The Corporation's Bylaws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of stockholders of the Corporation other than by or at the direction of the Board of Directors of the Corporation. Such notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day or earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting. The stockholder must also comply with certain other provisions set forth in the Corporation's Bylaws relating to the bringing of business before an annual meeting. For a copy of the Corporation's Bylaws, which includes the provisions relating to the bringing of business before an annual meeting, an interested stockholder should contact the Secretary of the Corporation at 301 Fairway Drive, Bloomington, Illinois 61701.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE



         Based solely on a review of copies of Form 3, 4 and 5 beneficial ownership reports and amendments thereto furnished to the Corporation, and written representations that no other reports were required, the Corporation believes that its directors, officers and greater than 10% stockholders complied with all applicable requirements of Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1998.

              INCLUSION OF STOCKHOLDER PROPOSALS IN PROXY MATERIALS



         In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office at 301 Fairway Drive, Bloomington, Illinois, no later than November 23, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                    FORM 10-K
A COPY OF THE FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO DONALD L. FERNANDES, PRESIDENT, EAGLE BANCGROUP, INC., 301 FAIRWAY DRIVE, BLOOMINGTON, ILLINOIS 61701.

                                 REVOCABLE PROXY
                              EAGLE BANCGROUP, INC.


|X|          PLEASE MARK VOTES
             AS IN THIS EXAMPLE


                    THIS PROXY IS SOLICITED BY THE BOARD OF
                       DIRECTORS OF EAGLE BANCGROUP, INC.


The undersigned hereby appoint(s) William J. Hanfland and Steven J. Wannemacher, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Eagle BancGroup, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at the Conference Center at the Eastland Suites Lodge, 1801 Eastland Drive, Bloomington, Illinois, on April 21, 1999, or at any adjournments or postponements thereof. Said proxies are directed to vote as instructed on the matters set forth on this card and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement are hereby acknowledged.

Please be sure to sign and date                   Date
this Proxy in the box below.


Stockholder sign above.                  Co-holder (if any) sign above.


                                                        Vote        For All
                                            For       Withheld      Except
1. The election as directors of all         / /         / /          / /
   the nominees listed below
   (except as marked to the
   contrary below):
   Nominees:

   Robert P. Dole; Louis F. Ulbrich

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.



   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
   ALL THE NOMINEES.


   PLEASE CHECK BOX IF YOU PLAN TO ATTEND  / /



   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE.

      IMPORTANT: Please sign exactly as your name or names appear on this proxy card. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should put their full title.



    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                              EAGLE BANCGROUP, INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY